UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 16, 2015 (March 31, 2015)

NEWTEK BUSINESS SERVICES CORP.

(Exact name of registrant as specified in its charter)

Maryland	814-01035	46-3755188
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

212 West 35th Street, Second Floor, New York, NY 10001

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 356-9500

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2015, Newtek Business Services Corp. (the “Company”) entered into employment agreements, effective as of March 31, 2015 with each of Craig J. Brunet, Chief Information Officer; Jennifer C. Eddelson, Chief Accounting Officer; Michael A. Schwartz, Chief Legal Officer; Matthew G. Ash, Chief Compliance Officer; and Barry Sloane, Chief Executive Officer and President (collectively, the “Employment Agreements”). Generally, under the Employment Agreements, the Messrs. Brunet, Schwartz, Ash, and Sloane and Ms. Eddelson (the “Officers”) are entitled to a set base compensation, cash bonuses pursuant to the Company’s Annual Cash Bonus Plan or by the action of the board of directors, and incentive compensation at the discretion of the Company’s Compensation, Corporate Governance and Nominating Committee. In addition, the Officers are entitled to other benefits, such as participation in retirement and medical and other plans, executive benefits, and vacation and sick leave. The Employment Agreements also provide for severance payments in the case of an Officer being terminated without just cause, as defined therein, or of an Officer resigning with good reason, as defined therein. Under the Employment Agreements, during the term of their employment, the Officers agree to devote substantially all of their business time to the Company and to not engage in any business or activity contrary to the business or affairs of the Company. The Company agrees to indemnify the Officers for any and all loss, expenses, or liability that he or she may incur as a result of his or her services for the Company.

Pursuant to the foregoing, the following amounts represent the Officers’ base salaries for the twelve months ending March 31, 2016:

Officer	Base Salary
Craig J. Brunet	$225,000
Jennifer C. Eddelson	$260,000
Michael A. Schwartz	$200,000
Matthew G. Ash	$144,000
Barry Sloane	$500,000

Cash bonuses and incentive compensation are based on performance and will be determined during the term of the Employment Agreements and therefore cannot be disclosed as this time.

The foregoing description of the Employment Agreements is qualified in its entirety by the terms of the Employment Agreements, which are filed as Exhibits 10.1 through 10.5 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description

10.1	Employment Agreement by and between Newtek Business Services Corp. and Craig J. Brunet dated as of March 31, 2015.

10.2	Employment Agreement by and between Newtek Business Services Corp. and Jennifer C. Eddelson dated as of March 31, 2015.

10.3	Employment Agreement by and between Newtek Business Services Corp. and Michael A. Schwartz dated as of March 31, 2015.

10.4	Employment Agreement by and between Newtek Business Services Corp. and Matthew G. Ash dated as of March 31, 2015.

10.5	Employment Agreement by and between Newtek Business Services Corp. and Barry Sloane dated as of March 31, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 16, 2015	NEWTEK BUSINESS SERVICES CORP.

	By:	/s/ Barry Sloane
Barry Sloane
Chairman of the Board and Chief Executive Officer